UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2011

Commission file number: 000-53662

BUTTE HIGHLANDS MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 99, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

509) 979-3053

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On November 1, 2011 the Company was notified that its independent registered public accounting firm, BehlerMick PS will no longer be servicing clients effective November 1, 2011. The reports of BehlerMick PS on the Company’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the period of engagement through such dismissal, there were no disagreements with BehlerMick PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BehlerMick PS, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the same period, there have been no reportable events, as that term is defined in Item 304(a) of Regulation SK.

On November 1, 2011, Butte Highlands Mining Company engaged MartinelliMick PLLC, as its new independent registered public accounting firm. The decision to change accountants was approved by the Board of Directors of the Company. During the two most recent fiscal years and through November 1, 2011, the Registrant has not consulted with MartinelliMick PLLC regarding any of the matters described in Item 304(a) of Regulation SK.

The Company is unable to obtain Exhibit 16.1 from the predecessor auditor, as the firm no longer practices public accounting.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

BUTTE HIGHLANDS MINING COMPANY

Date: November 4, 2011

By: /s/ Paul Hatfield

Paul Hatfield, President